Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SALLIE MAE REPORTS FOURTH-QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS
Fourth-Quarter GAAP Net Income Attributable to Common Stock of $143 Million ($0.33 Per Diluted Share); Full-Year GAAP Net Income Attributable to Common Stock of $472 Million ($1.07 Per Diluted Share)
Fourth-Quarter Core Earnings Attributable to Common Stock Increased 66 Percent over the Prior-Year Period (Excluding the 2017 Impact of the Tax Act)
Company Declares First-Quarter 2019 Common Stock Dividend and Announces New Share Repurchase Program

NEWARK, Del., Jan. 23, 2019 — Sallie Mae (Nasdaq: SLM), formally SLM Corporation, today released fourth-quarter and full-year 2018 financial results, announced a new policy to pay a regular, quarterly common stock dividend, beginning in the first-quarter 2019, and has approved a new share repurchase program. Fourth-quarter and full-year 2018 results included GAAP net income attributable to the company’s common stock of $143 million ($0.33 diluted earnings per share) and $472 million ($1.07 diluted earnings per share), respectively. These results were primarily driven by growth in the company’s private education loan portfolio, which totaled $20.3 billion at the end of 2018, up 18 percent from the year-ago period.
“Last year, nearly 374,000 students and families trusted Sallie Mae to help them achieve the dream of a higher education,” said Raymond J. Quinlan, Chairman and CEO, Sallie Mae. “We enter 2019 with significant momentum after another great quarter highlighted by increased net interest income, growth in our private education loan business, and terrific credit quality. It’s particularly gratifying to be in a position to return capital to stockholders through our new dividend and repurchase programs as we continue to expand the franchise.”
For the fourth-quarter 2018, GAAP net income was $148 million compared with $47 million in the year-ago quarter. GAAP net income attributable to the company’s common stock was $143 million ($0.33 diluted earnings per share) in the fourth-quarter 2018 compared with $44 million ($0.10 diluted earnings per share) in the year-ago quarter. The year-over-year increase was primarily attributable to a $74 million increase in net interest income and a $22 million decrease in income tax expense, which were offset by a $27 million increase in total non-interest expenses. The fourth-quarter 2017 included $39 million of additional expense ($24 million in other income and $15 million in additional tax expense) as a result of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”).
For 2018, GAAP net income was $487 million compared with $289 million in 2017. GAAP net income attributable to the company’s common stock was $472 million ($1.07 diluted earnings per share) in 2018 compared with $273 million ($0.62 diluted earnings per share) in 2017. The year-over-year increase was primarily attributable to a $284 million increase in net interest income and a $131 million decrease in income tax expense, which were offset by a $59 million increase in provisions for credit losses, a $49 million decrease in total non-interest income and a $108 million increase in total non-interest expenses. Full-year 2017 included $39 million of additional expense as a result of the Tax Act.
Fourth-quarter 2018 results vs. fourth-quarter 2017 included:

•	Private education loan originations of $733 million, up 16 percent.

•	Net interest income of $383 million, up 24 percent.

•	Net interest margin of 6.11 percent, up 11 basis points.

•	Average private education loans outstanding of $20.4 billion, up 18 percent.

•	Average yield on the private education loan portfolio was 9.34 percent, up 73 basis points.

•	Private education loan provision for loan losses was $39 million, down from $49 million.

•	Private education loans in forbearance were 3.8 percent of private education loans in repayment and forbearance, up from 3.7 percent.

•	Private education loan delinquencies as a percentage of private education loans in repayment were 2.6 percent, up from 2.4 percent.

•	Private education loan net charge-offs as a percentage of average loans in repayment were 1.00 percent, down from 1.07 percent.

•	Personal loan originations of $185 million.

•	Average personal loans outstanding of $1.2 billion, up from $265 million.

•	Average yield on the personal loan portfolio was 11.60 percent, up 138 basis points.

•	Personal loan provision for loan losses was $18 million, up from $6 million.
Non-GAAP core earnings for the fourth-quarter 2018 were $142 million compared with $47 million in the year-ago quarter. Non-GAAP core earnings attributable to the company’s common stock were $138 million ($0.31 diluted earnings per share) in the fourth-quarter 2018 compared with $44 million ($0.10 diluted earnings per share) in the year-ago quarter. Absent the impact of Tax Act-related items, the year-ago quarter non-GAAP core earnings would have been $86 million, and non-GAAP core earnings attributable to the company’s common stock in the year-ago quarter would have been $83 million ($0.19 diluted earnings per share).
Non-GAAP core earnings for 2018 were $487 million compared with $294 million for 2017. Non-GAAP core earnings attributable to the company’s common stock were $471 million ($1.07 diluted earnings per share) for 2018 compared with $278 million ($0.63 diluted earnings per share) for 2017. Absent the impact of Tax Act-related items, non-GAAP core earnings in 2017 would have been $333 million, and non-GAAP core earnings attributable to the company’s common stock in 2017 would have been $317 million ($0.72 diluted earnings per share).
Fourth-quarter 2018 and full-year 2018 GAAP results included $7 million and $1 million, respectively, of pre-tax gains from derivative accounting treatment that are excluded from core earnings results vs. pre-tax losses of $1 million and $8 million, respectively, in the year-ago periods.
Sallie Mae provides core earnings because it is one of several measures management uses to evaluate management performance and allocate corporate resources. The difference between core earnings and GAAP net income is driven by mark-to-market unrealized gains and losses on derivative contracts recognized in GAAP net income, but not in core earnings results. Management believes its derivatives are effective economic hedges, and, as such, they are a critical element of the company’s interest rate risk management strategy. In third-quarter 2018, management made an immaterial change to its definition of core earnings. For additional information, see “Management's Discussion and Analysis of Financial Condition and Results of Operations - ‘Core Earnings’ ” in the company’s Form 10-Q for the quarter ended Sept. 30, 2018.
For a reconciliation of the effect of various tax-related items (including the Tax Act) (the “Tax-Related Items”) on certain line items in the GAAP Consolidated Statements of Income of the company, see Appendix A on pages 25 and 26 of this press release.
Total Non-Interest Income and Expenses
Total non-interest income was $13 million in the fourth-quarter 2018 compared with total non-interest loss of $22 million in the year-ago quarter. Total non-interest loss was $52 million for 2018 compared with $3 million for 2017. The Tax-Related Items reduced the company’s other income (loss) in the fourth-quarter 2018 and the fourth-quarter 2017, and for full-year 2018 and 2017. Absent these Tax-Related Items, other income increased $2 million compared with the respective year-ago periods, primarily due to increased credit card revenue from the company’s Upromise subsidiary.
Total non-interest expenses were $146 million in the fourth-quarter 2018 compared with $119 million in the year-ago quarter. Non-interest expenses grew 23 percent from the year-ago quarter, while the non-GAAP operating efficiency ratio decreased to 37.6 percent in the fourth-quarter 2018 from 41.2 percent in the year-ago quarter. Absent the Tax-Related Items, the non-GAAP operating efficiency ratio would have been 36.9 percent and 37.1 percent in fourth-quarter 2018 and 2017, respectively. The increase in non-interest expenses was driven by the growth in the portfolio and investments associated with the development of the company’s personal loan product and investments related to other product diversification and platform enhancements.
Total non-interest expenses were $557 million for 2018 compared with $449 million for 2017. Full-year non-interest expenses grew 24.0 percent year-over-year, and the non-GAAP operating efficiency ratio increased to 41.0 percent in 2018 from 39.6 percent in 2017. Absent the Tax-Related Items, the non-GAAP operating efficiency ratio would have been 38.3 percent and 38.4 percent for 2018 and 2017, respectively.
In early 2018, we indicated our intention to invest $40 million to accelerate the diversification of our consumer lending platform into the personal loan and credit card businesses and to migrate our technology infrastructure to the cloud. Non-interest expenses associated with these efforts totaled $17 million in the fourth-quarter 2018 and $44 million in 2018. Expenses in the company’s primary education loan business increased 9 percent in fourth-quarter 2018 compared to fourth-quarter 2017, and increased 14 percent in 2018 compared to 2017, excluding the technology infrastructure migration costs.

Income Tax Expense
Income tax expense decreased to $44 million in the fourth-quarter 2018 from $66 million in the year-ago quarter. The effective income tax rate in fourth-quarter 2018 was 23.2 percent, a decrease from 58.5 percent in the year-ago quarter, primarily due to the Tax-Related Items, as well as the reduction in the federal statutory corporate income tax rate from 35 percent to 21 percent under the Tax Act.
Income tax expense decreased to $72 million in 2018 from $203 million in 2017. The company’s effective income tax rate decreased to 12.8 percent in 2018 from 41.2 percent in 2017. The decrease in the effective tax rate was primarily due to a $94 million decrease in income tax expense in 2018 due to the expiration of the statutes of limitations regarding a portion of indemnified uncertain tax positions. Absent that item, our effective tax rate for 2018 would have been 25.4 percent. The further decrease in the effective tax rate is primarily due to the reduction in the federal statutory corporate income tax rate under the Tax Act.
Capital
The regulatory capital ratios of the company’s Sallie Mae Bank subsidiary continue to exceed guidelines for institutions considered “well capitalized.” At Dec. 31, 2018, Sallie Mae Bank’s regulatory capital ratios were as follows:

	Dec. 31, 2018	“Well Capitalized” Regulatory Requirements
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	12.1 percent	6.5 percent
Tier 1 Capital (to Risk-Weighted Assets)	12.1 percent	8.0 percent
Total Capital (to Risk-Weighted Assets)	13.3 percent	10.0 percent
Tier 1 Capital (to Average Assets)	11.1 percent	5.0 percent
Deposits
Deposits at the company totaled $18.9 billion ($10.3 billion in brokered deposits and $8.6 billion in retail and other deposits) at Dec. 31, 2018 compared with $15.5 billion ($8.2 billion in brokered deposits and $7.3 billion in retail and other deposits) at Dec. 31, 2017.
Capital Return Initiatives
The company also announced today that it has initiated a new policy to pay a regular, quarterly common stock dividend, and has approved a new share repurchase program.
A 2019 first-quarter dividend of $0.03 per share on the company’s common stock will be paid on March 15, 2019 to shareholders of record at the close of business on March 5, 2019. This marks the first time the company has paid a common stock dividend since its spin-off of Navient Corporation in 2014.
The new share repurchase program, which is effective immediately and expires on Jan. 22, 2021, permits the company to repurchase from time to time shares of its common stock up to an aggregate repurchase price not to exceed $200 million. The repurchases may occur through a variety of methods, including open market repurchases, repurchases effected through Rule 10b5-1 trading plans, or other similar transactions.
Guidance
The company expects 2019 results to be as follows:

•	Full-year diluted core earnings per share: $1.22 - $1.26.

•	Full-year private education loan originations of $5.7 billion.

•	Full-year non-GAAP operating efficiency ratio: 35 percent - 36 percent.

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Sallie Mae will host an earnings conference call tomorrow, Jan. 24, 2019, at 8 a.m. EST. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to Sallie Mae’s performance. Individuals interested in participating in the call should dial 877-356-5689 (USA and Canada) or dial 706-679-0623 (international) and use access code 3955447 starting at 7:45 a.m. EST. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. A replay of the conference call will be available approximately two hours after the call’s conclusion and will remain available through Feb. 7, 2019, by dialing 855-859-2056 (USA and Canada) or 404-537-3406 (international) with access code 3955447.
Presentation slides for the conference call may be accessed at www.SallieMae.com/investors under the webcasts tab.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. This includes, but is not limited to, the company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the company’s Board of Directors, and based on an evaluation of the company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks and uncertainties. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2017 (filed with the Securities and Exchange Commission (“SEC”) on Feb. 23, 2018) and subsequent filings with the SEC; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates; any adverse outcomes in any significant litigation to which the company is a party; credit risk associated with the company’s exposure to third parties, including counterparties to the company’s derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). We could also be affected by, among other things: changes in our funding costs and availability; reductions to our credit ratings; cybersecurity incidents and cyberattacks and other failures or breaches of our operating systems or infrastructure, including those of third-party vendors; damage to our reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting and restructuring initiatives and the adverse effects of such initiatives on our business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of our customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of the our earning assets versus our funding arrangements; rates of prepayments on the loans that we make or acquire; changes in general economic conditions and our ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of our consolidated financial statements also requires us to make certain estimates and assumptions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. We do not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in our expectations.
The company reports financial results on a GAAP basis and also provides certain “Core Earnings” performance measures. The difference between the company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-market gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The company provides “Core Earnings” measures because this is what management uses when making management decisions regarding the company’s performance and the allocation of corporate resources. The company’s “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies.
For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — GAAP Consolidated Earnings Summary -‘Core Earnings’ ” in the company’s Form 10-Q for the quarter ended Sept. 30, 2018 for a further discussion and the “‘Core Earnings’ to GAAP Reconciliation” table in this press release for a complete reconciliation between GAAP net income and “Core Earnings.”
We report in this press release certain effects of the Tax Act and reductions to other income due to the reduction in our tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of our indemnified uncertain tax positions. Further details on the effect of these tax-related items on the GAAP Consolidated Statements of Income are described in Appendix A on pages 25 and 26 of this press release. We believe this additional disclosure will be helpful to investors by illustrating and quantifying the impact of tax-related items. Our financial results absent the effect of the Tax Act and absent reductions to other income due to the reduction in our tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of our indemnified uncertain tax positions are unique to our company, are not defined terms within GAAP and may not be comparable to adjustments made by, or to similarly captioned measures reported by, other companies.

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Sallie Mae (Nasdaq: SLM) is the nation’s saving, planning, and paying for college company. Whether college is a long way off or just around the corner, Sallie Mae offers products that promote responsible personal finance, including private education loans, Upromise rewards, scholarship search, college financial planning tools, and online retail banking. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

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Contacts:

Media:	Martha Holler, 302-451-4900, martha.holler@salliemae.com, Rick Castellano, 302-451-2541, rick.castellano@salliemae.com
Investors:	Brian Cronin, 302-451-0304, brian.cronin@salliemae.com
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Selected Financial Information and Ratios
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
(In thousands, except per share data and percentages)	2018	2017	2018	2017

Net income attributable to SLM Corporation common stock	$143,313	$43,866	$471,836	$273,220
Diluted earnings per common share attributable to SLM Corporation	$0.33	$0.10	$1.07	$0.62
Weighted average shares used to compute diluted earnings per share	440,264	438,932	439,681	438,551
Return on assets	2.2%	0.9%	2.0%	1.4%
Non-GAAP operating efficiency ratio (1)	37.6%	41.2%	41.0%	39.6%

Other Operating Statistics
Ending Private Education Loans, net	$20,294,843	$17,244,830	$20,294,843	$17,244,830
Ending FFELP Loans, net	847,889	929,159	847,889	929,159
Ending total education loans, net	$21,142,732	$18,173,989	$21,142,732	$18,173,989

Ending Personal Loans, net	$1,128,187	$393,652	$1,128,187	$393,652

Average education loans	$21,249,935	$18,258,153	$20,170,801	$17,147,089
Average Personal Loans	$1,165,432	$265,113	$900,152	$112,644
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(1) We calculate and report our non-GAAP operating efficiency ratio as the ratio of (a) the total non-interest expense numerator to (b) the net revenue denominator (which consists of the sum of net interest income, before provision for credit losses, and non-interest income, excluding any gains and losses on sales of loans and securities, net and the net impact of derivative accounting as defined in the "‘Core Earnings’ to GAAP Reconciliation" table in this Press Release). We believe doing so provides useful information to investors because it is a measure used by our management team to monitor our effectiveness in managing operating expenses. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate our ratio. Accordingly, our non-GAAP operating efficiency ratio may not be comparable to similar measures used by other companies.

SLM CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	December 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$2,559,106	$1,534,339
Available-for-sale investments at fair value (cost of $182,325 and $247,607, respectively)	176,245	244,088
Loans held for investment (net of allowance for losses of $341,121 and $251,475, respectively)	22,270,919	18,567,641
Restricted cash	122,789	101,836
Other interest-earning assets	27,157	21,586
Accrued interest receivable	1,191,981	967,482
Premises and equipment, net	105,504	89,748
Income taxes receivable, net	41,570	—
Tax indemnification receivable	39,207	168,011
Other assets	103,695	84,853
Total assets	$26,638,173	$21,779,584

Liabilities
Deposits	$18,943,158	$15,505,383
Long-term borrowings	4,284,304	3,275,270
Income taxes payable, net	—	102,285
Upromise member accounts	213,104	243,080
Other liabilities	224,951	179,310
Total liabilities	23,665,517	19,305,328

Commitments and contingencies

Equity
Preferred stock, par value $0.20 per share, 20 million shares authorized:
Series B: 4 million and 4 million shares issued, respectively, at stated value of $100 per share	400,000	400,000
Common stock, par value $0.20 per share, 1.125 billion shares authorized: 449.9 million and 443.5 million shares issued, respectively	89,972	88,693
Additional paid-in capital	1,274,635	1,222,277
Accumulated other comprehensive income (net of tax expense of $3,436 and $1,696, respectively)	10,623	2,748
Retained earnings	1,340,017	868,182
Total SLM Corporation stockholders’ equity before treasury stock	3,115,247	2,581,900
Less: Common stock held in treasury at cost: 14.2 million and 11.1 million shares, respectively	(142,591)	(107,644)
Total equity	2,972,656	2,474,256
Total liabilities and equity	$26,638,173	$21,779,584

SLM CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Quarters Ended		Years Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest income:
Loans	$524,597	$392,399	$1,894,687	$1,413,505
Investments	1,181	2,016	6,162	8,288
Cash and cash equivalents	12,435	5,081	34,503	15,510
Total interest income	538,213	399,496	1,935,352	1,437,303
Interest expense:
Deposits	116,195	66,218	389,349	223,691
Interest expense on short-term borrowings	1,156	2,107	5,833	6,341
Interest expense on long-term borrowings	37,995	21,980	127,106	78,050
Total interest expense	155,346	90,305	522,288	308,082
Net interest income	382,867	309,191	1,413,064	1,129,221
Less: provisions for credit losses	57,619	55,324	244,864	185,765
Net interest income after provisions for credit losses	325,248	253,867	1,168,200	943,456
Non-interest income (loss):
Gains on sales of loans, net	—	—	2,060	—
Losses on sales of securities, net	—	—	(1,549)	—
Gains (losses) on derivatives and hedging activities, net	6,238	(940)	(87)	(8,266)
Other income (loss)	6,446	(21,066)	(52,319)	5,364
Total non-interest income (loss)	12,684	(22,006)	(51,895)	(2,902)
Non-interest expenses:
Compensation and benefits	61,524	55,796	252,346	213,319
FDIC assessment fees	6,853	7,473	32,786	28,950
Other operating expenses	77,594	55,399	271,844	206,820
Total non-interest expenses	145,971	118,668	556,976	449,089
Income before income tax expense	191,961	113,193	559,329	491,465
Income tax expense	44,449	66,190	71,853	202,531
Net income	147,512	47,003	487,476	288,934
Preferred stock dividends	4,199	3,137	15,640	15,714
Net income attributable to SLM Corporation common stock	$143,313	$43,866	$471,836	$273,220
Basic earnings per common share attributable to SLM Corporation	$0.33	$0.10	$1.08	$0.63
Average common shares outstanding	435,586	431,980	435,054	431,216
Diluted earnings per common share attributable to SLM Corporation	$0.33	$0.10	$1.07	$0.62
Average common and common equivalent shares outstanding	440,264	438,932	439,681	438,551

SLM CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands)
(Unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Net income	$147,512	$47,003	$487,476	$288,934
Other comprehensive income (loss):
Unrealized gains (losses) on investments	3,335	(50)	(2,561)	(716)
Unrealized gains (losses) on cash flow hedges	(24,953)	11,631	11,907	19,195
Total unrealized gains (losses)	(21,618)	11,581	9,346	18,479
Income tax (expense) benefit	5,229	(4,416)	(2,333)	(7,060)
Other comprehensive income (loss), net of tax (expense) benefit	(16,389)	7,165	7,013	11,419
Total comprehensive income	$131,123	$54,168	$494,489	$300,353

“Core Earnings” to GAAP Reconciliation

The following table reflects adjustments associated with our derivative activities.

.

	Quarters Ended December 31,		Years Ended December 31,
(Dollars in thousands, except per share amounts)	2018	2017	2018	2017

“Core Earnings” adjustments to GAAP:
GAAP net income	$147,512	$47,003	$487,476	$288,934
Preferred stock dividends	4,199	3,137	15,640	15,714
GAAP net income attributable to SLM Corporation common stock	$143,313	$43,866	$471,836	$273,220

Adjustments:
Net impact of derivative accounting(1)	(7,092)	706	(1,284)	8,197
Net tax effect(2)	(1,722)	270	(312)	3,131
Total “Core Earnings” adjustments to GAAP	(5,370)	436	(972)	5,066

“Core Earnings” attributable to SLM Corporation common stock	$137,943	$44,302	$470,864	$278,286

GAAP diluted earnings per common share	$0.33	$0.10	$1.07	$0.62
Derivative adjustments, net of tax	(0.02)	—	—	0.01
“Core Earnings” diluted earnings per common share	$0.31	$0.10	$1.07	$0.63
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1) Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-market valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. For periods prior to July 1, 2018, “Core Earnings” also exclude the periodic unrealized gains and losses that are a result of ineffectiveness recognized related to effective hedges under GAAP, net of tax. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0.

(2) “Core Earnings” tax rate is based on the effective tax rate at the Bank where the derivative instruments are held.

Average Balance Sheets - GAAP
The following table reflects the rates earned on interest-earning assets and paid on interest-bearing liabilities and reflects our net interest margin on a consolidated basis.

	Quarters Ended December 31,				Years Ended December 31,
	2018		2017		2018		2017
(Dollars in thousands)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Average Assets
Private Education Loans	$20,391,032	9.34%	$17,318,182	8.61%	$19,282,500	9.10%	$16,176,351	8.43%
FFELP Loans	858,903	4.90	939,971	4.07	888,301	4.57	970,738	3.91
Personal Loans	1,165,432	11.60	265,113	10.22	900,152	11.08	112,644	9.90
Taxable securities	182,652	2.56	316,378	2.52	235,700	2.61	326,757	2.53
Cash and other short-term investments	2,254,767	2.19	1,604,619	1.26	1,844,404	1.88	1,454,557	1.07
Total interest-earning assets	24,852,786	8.59%	20,444,263	7.75%	23,151,057	8.36%	19,041,047	7.55%

Non-interest-earning assets	1,169,125		1,331,197		1,157,628		1,104,598

Total assets	$26,021,911		$21,775,460		$24,308,685		$20,145,645

Average Liabilities and Equity
Brokered deposits	$9,777,361	2.66%	$7,923,341	1.87%	$9,028,589	2.43%	$7,224,869	1.75%
Retail and other deposits	8,532,952	2.36	7,351,063	1.55	8,142,449	2.08	6,939,520	1.40
Other interest-bearing liabilities(1)	4,419,040	3.52	3,261,087	2.94	3,948,001	3.37	2,932,681	2.88
Total interest-bearing liabilities	22,729,353	2.71%	18,535,491	1.93%	21,119,039	2.47%	17,097,070	1.80%

Non-interest-bearing liabilities	379,361		778,258		461,327		647,294
Equity	2,913,197		2,461,711		2,728,319		2,401,281
Total liabilities and equity	$26,021,911		$21,775,460		$24,308,685		$20,145,645

Net interest margin		6.11%		6.00%		6.10%		5.93%
______
(1) Includes the average balance of our unsecured borrowing, as well as secured borrowings and amortization expense of transaction costs related to our term asset-backed securitizations and our asset-backed commercial paper funding facility.

Earnings per Common Share
Basic earnings per common share (“EPS”) are calculated using the weighted average number of shares of common stock outstanding during each period. A reconciliation of the numerators and denominators of the basic and diluted EPS calculations follows.

	Quarters Ended December 31,		Years Ended December 31,
(In thousands, except per share data)	2018	2017	2018	2017
Numerator:
Net income	$147,512	$47,003	$487,476	$288,934
Preferred stock dividends	4,199	3,137	15,640	15,714
Net income attributable to SLM Corporation common stock	$143,313	$43,866	$471,836	$273,220
Denominator:
Weighted average shares used to compute basic EPS	435,586	431,980	435,054	431,216
Effect of dilutive securities:
Dilutive effect of stock options, restricted stock, restricted stock units and Employee Stock Purchase Plan (“ESPP”)(1)(2)	4,678	6,952	4,627	7,335
Weighted average shares used to compute diluted EPS	440,264	438,932	439,681	438,551

Basic earnings per common share attributable to SLM Corporation:	$0.33	$0.10	$1.08	$0.63

Diluted earnings per common share attributable to SLM Corporation:	$0.33	$0.10	$1.07	$0.62

__________

(1)
Includes the potential dilutive effect of additional common shares that are issuable upon exercise of outstanding stock options, restricted stock, restricted stock units, and the outstanding commitment to issue shares under the ESPP, determined by the treasury stock method.

(2)  For the quarters ended December 31, 2018 and 2017, securities covering less than 1 million shares and no shares, respectively, and for the years ended December 31, 2018 and 2017, securities covering less than 1 million shares and no shares, respectively, were outstanding but not included in the computation of diluted earnings per share because they were anti-dilutive.

Allowance for Loan Losses Metrics

	Quarter Ended
	December 31, 2018
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Total
Allowance for Loan Losses:
Beginning balance	$1,080	$274,684	$53,210	$328,974
Total provision	238	38,671	18,336	57,245
Net charge-offs:
Charge-offs	(341)	(40,849)	(9,878)	(51,068)
Recoveries	—	5,437	533	5,970
Net charge-offs	(341)	(35,412)	(9,345)	(45,098)
Loan sales(1)	—	—	—	—
Ending Balance	$977	$277,943	$62,201	$341,121
Allowance:
Ending balance: individually evaluated for impairment	$—	$120,110	$—	$120,110
Ending balance: collectively evaluated for impairment	$977	$157,833	$62,201	$221,011
Loans:
Ending balance: individually evaluated for impairment	$—	$1,257,856	$—	$1,257,856
Ending balance: collectively evaluated for impairment	$846,487	$19,246,609	$1,190,091	$21,283,187
Net charge-offs as a percentage of average loans in repayment (annualized)(2)	0.21%	1.00%	3.21%
Allowance as a percentage of the ending total loan balance	0.12%	1.36%	5.23%
Allowance as a percentage of the ending loans in repayment(2)	0.15%	1.90%	5.23%
Allowance coverage of net charge-offs (annualized)	0.72	1.96	1.66
Ending total loans, gross	$846,487	$20,504,465	$1,190,091
Average loans in repayment(2)	$665,151	$14,166,945	$1,163,782
Ending loans in repayment(2)	$665,807	$14,666,856	$1,190,091
________

(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Quarter Ended
	December 31, 2017
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Total
Allowance for Loan Losses:
Beginning balance	$1,352	$227,167	$1,400	$229,919
Total provision	76	49,437	5,558	55,071
Net charge-offs:
Charge-offs	(296)	(36,828)	(339)	(37,463)
Recoveries	—	5,419	9	5,428
Net charge-offs	(296)	(31,409)	(330)	(32,035)
Loan sales(1)	—	(1,480)	—	(1,480)
Ending Balance	$1,132	$243,715	$6,628	$251,475
Allowance:
Ending balance: individually evaluated for impairment	$—	$94,682	$—	$94,682
Ending balance: collectively evaluated for impairment	$1,132	$149,033	$6,628	$156,793
Loans:
Ending balance: individually evaluated for impairment	$—	$990,351	$—	$990,351
Ending balance: collectively evaluated for impairment	$927,660	$16,441,816	$400,280	$17,769,756
Net charge-offs as a percentage of average loans in repayment (annualized)(2)	0.17%	1.07%	0.50%
Allowance as a percentage of the ending total loan balance	0.12%	1.40%	1.66%
Allowance as a percentage of the ending loans in repayment(2)	0.15%	2.00%	1.66%
Allowance coverage of net charge-offs (annualized)	0.96	1.94	5.02
Ending total loans, gross	$927,660	$17,432,167	$400,280
Average loans in repayment(2)	$711,614	$11,740,773	$264,876
Ending loans in repayment(2)	$746,456	$12,206,033	$400,280

________

(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Year Ended
	December 31, 2018
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Total
Allowance for Loan Losses:
Beginning balance	$1,132	$243,715	$6,628	$251,475
Total provision	980	169,287	74,317	244,584
Net charge-offs:
Charge-offs	(1,135)	(154,701)	(19,690)	(175,526)
Recoveries	—	20,858	946	21,804
Net charge-offs	(1,135)	(133,843)	(18,744)	(153,722)
Loan sales(1)	—	(1,216)	—	(1,216)
Ending Balance	$977	$277,943	$62,201	$341,121
Allowance:
Ending balance: individually evaluated for impairment	$—	$120,110	$—	$120,110
Ending balance: collectively evaluated for impairment	$977	$157,833	$62,201	$221,011
Loans:
Ending balance: individually evaluated for impairment	$—	$1,257,856	$—	$1,257,856
Ending balance: collectively evaluated for impairment	$846,487	$19,246,609	$1,190,091	$21,283,187
Net charge-offs as a percentage of average loans in repayment(2)	0.16%	1.01%	2.11%
Allowance as a percentage of the ending total loan balance	0.12%	1.36%	5.23%
Allowance as a percentage of the ending loans in repayment(2)	0.15%	1.90%	5.23%
Allowance coverage of net charge-offs	0.86	2.08	3.32
Ending total loans, gross	$846,487	$20,504,465	$1,190,091
Average loans in repayment(2)	$691,406	$13,303,801	$889,348
Ending loans in repayment(2)	$665,807	$14,666,856	$1,190,091
______

(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Year Ended
	December 31, 2017
(Dollars in thousands)	FFELP Loans	Private Education Loans	Personal Loans	Total
Allowance for Loan Losses:
Beginning balance	$2,171	$182,472	$58	$184,701
Total provision	(85)	178,542	7,138	185,595
Net charge-offs:
Charge-offs	(954)	(130,063)	(579)	(131,596)
Recoveries	—	17,635	11	17,646
Net charge-offs	(954)	(112,428)	(568)	(113,950)
Loan sales(1)	—	(4,871)	—	(4,871)
Ending Balance	$1,132	$243,715	$6,628	$251,475
Allowance:
Ending balance: individually evaluated for impairment	$—	$94,682	$—	$94,682
Ending balance: collectively evaluated for impairment	$1,132	$149,033	$6,628	$156,793
Loans:
Ending balance: individually evaluated for impairment	$—	$990,351	$—	$990,351
Ending balance: collectively evaluated for impairment	$927,660	$16,441,816	$400,280	$17,769,756
Net charge-offs as a percentage of average loans in repayment(2)	0.13%	1.03%	0.47%
Allowance as a percentage of the ending total loan balance	0.12%	1.40%	1.66%
Allowance as a percentage of the ending loans in repayment(2)	0.15%	2.00%	1.66%
Allowance coverage of net charge-offs	1.19	2.17	11.67
Ending total loans, gross	$927,660	$17,432,167	$400,280
Average loans in repayment(2)	$745,039	$10,881,058	$119,606
Ending loans in repayment(2)	$746,456	$12,206,033	$400,280
______

(1)	Represents fair value adjustments on loans sold.

(2)
Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Private Education Loan Key Credit Quality Indicators

	Private Education Loans
	Credit Quality Indicators
	December 31, 2018		December 31, 2017
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

Cosigners:
With cosigner	$18,378,398	90%	$15,658,539	90%
Without cosigner	2,126,067	10	1,773,628	10
Total	$20,504,465	100%	$17,432,167	100%

FICO at Original Approval(2):
Less than 670	$1,409,789	7%	$1,153,591	6%
670-699	3,106,983	15	2,596,959	15
700-749	6,759,721	33	5,714,554	33
Greater than or equal to 750	9,227,972	45	7,967,063	46
Total	$20,504,465	100%	$17,432,167	100%

Seasoning(3):
1-12 payments	$4,969,334	24%	$4,256,592	24%
13-24 payments	3,481,235	17	3,229,465	19
25-36 payments	2,741,954	13	2,429,238	14
37-48 payments	1,990,049	10	1,502,327	9
More than 48 payments	2,061,448	10	1,256,813	7
Not yet in repayment	5,260,445	26	4,757,732	27
Total	$20,504,465	100%	$17,432,167	100%

______

(1)	Balance represents gross Private Education Loans.

(2)	Represents the higher credit score of the cosigner or the borrower.

(3)	Number of months in active repayment (whether interest only payment, fixed payment or full principal and interest payment status) for which a scheduled payment was due.

Personal Loan Key Credit Quality Indicators

	Personal Loans
	Credit Quality Indicators
	December 31, 2018		December 31, 2017
(Dollars in thousands)	Balance(1)	% of Balance	Balance(1)	% of Balance

FICO at Original Approval:
Less than 670	$77,702	7%	$32,156	8%
670-699	339,053	28	114,731	29
700-749	554,700	47	182,025	45
Greater than or equal to 750	218,636	18	71,368	18
Total	$1,190,091	100%	$400,280	100%

Seasoning(2):
0-12 payments	$1,008,758	85%	$400,280	100%
13-24 payments	181,333	15	—	—
25-36 payments	—	—	—	—
37-48 payments	—	—	—	—
More than 48 payments	—	—	—	—
Total	$1,190,091	100%	$400,280	100%
______

(1)	Balance represents gross Personal Loans.

(2)	Number of months in active repayment for which a scheduled payment was due.

Private Education Loan Delinquencies

 The following table provides information regarding the loan status of our Private Education Loans. Loans in repayment include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	Private Education Loans
	December 31,
	2018		2017
(Dollars in thousands)	Balance	%	Balance	%
Loans in-school/grace/deferment(1)	$5,260,445		$4,757,732
Loans in forbearance(2)	577,164		468,402
Loans in repayment and percentage of each status:
Loans current	14,289,705	97.4%	11,911,128	97.6%
Loans delinquent 31-60 days(3)	231,216	1.6	179,002	1.5
Loans delinquent 61-90 days(3)	95,105	0.7	78,292	0.6
Loans delinquent greater than 90 days(3)	50,830	0.3	37,611	0.3
Total loans in repayment	14,666,856	100.0%	12,206,033	100.0%
Total loans, gross	20,504,465		17,432,167
Deferred origination costs and unamortized premium/(discount)	68,321		56,378
Total loans	20,572,786		17,488,545
Allowance for losses	(277,943)		(243,715)
Total loans, net	$20,294,843		$17,244,830
Percentage of loans in repayment		71.5%		70.0%
Delinquencies as a percentage of loans in repayment		2.6%		2.4%
Loans in forbearance as a percentage of loans in repayment and forbearance		3.8%		3.7%
_______

(1)
Deferment includes customers who have returned to school or are engaged in other permitted educational activities and are not yet required to make payments on the loans (e.g., residency periods for medical students or a grace period for bar exam preparation).

(2)
Loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures.

(3)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Loans in full principal and interest repayment status in our Private Education Loan portfolio at December 31, 2018 increased by 27 percent compared with December 31, 2017, and total 44 percent of our Private Education Loan portfolio at December 31, 2018.

Personal Loan Delinquencies

The following table provides information regarding the loan status of our Personal Loans.

	Personal Loans
	December 31,		December 31,
	2018		2017
(Dollars in thousands)	Balance	%	Balance	%
Loans in repayment and percentage of each status:
Loans current	$1,172,776	98.5%	$398,988	99.7%
Loans delinquent 31-60 days(1)	6,722	0.6	761	0.2
Loans delinquent 61-90 days(1)	5,416	0.5	340	0.1
Loans delinquent greater than 90 days(1)	5,177	0.4	191	—
Total Personal Loans in repayment	1,190,091	100.0%	400,280	100.0%
Total Personal Loans, gross	1,190,091		400,280
Personal Loans deferred origination costs and unamortized premium/(discount)	297		—
Total Personal Loans	1,190,388		400,280
Personal Loans allowance for losses	(62,201)		(6,628)
Personal Loans, net	$1,128,187		$393,652
Delinquencies as a percentage of Personal Loans in repayment		1.5%		0.3%

_______

(1)	The period of delinquency is based on the number of days scheduled payments are contractually past due.

Summary of Our Loan Portfolio
Ending Loan Balances, net

	December 31, 2018
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Total loan portfolio:
In-school(1)	$4,037,125	$163	$—	$4,037,288
Grace, repayment and other(2)	16,467,340	846,324	1,190,091	18,503,755
Total, gross	20,504,465	846,487	1,190,091	22,541,043
Deferred origination costs and unamortized premium/(discount)	68,321	2,379	297	70,997
Allowance for loan losses	(277,943)	(977)	(62,201)	(341,121)
Total loan portfolio, net	$20,294,843	$847,889	$1,128,187	$22,270,919

% of total	91%	4%	5%	100%
_______

(1) Loans for customers still attending school and who are not yet required to make payments on the loans.
(2) Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

	December 31, 2017
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Total loan portfolio:
In-school(1)	$3,740,237	$257	$—	$3,740,494
Grace, repayment and other(2)	13,691,930	927,403	400,280	15,019,613
Total, gross	17,432,167	927,660	400,280	18,760,107
Deferred origination costs and unamortized premium/(discount)	56,378	2,631	—	59,009
Allowance for loan losses	(243,715)	(1,132)	(6,628)	(251,475)
Total loan portfolio, net	$17,244,830	$929,159	$393,652	$18,567,641

% of total	93%	5%	2%	100%
 _______

(1) Loans for customers still attending school and who are not yet required to make payments on the loans.
(2) Includes loans in deferment or forbearance. Loans in repayment include loans on which borrowers are making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period.

Average Loan Balances (net of unamortized premium/discount)

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2018		2017		2018		2017
Private Education Loans	$20,391,032	91%	$17,318,182	94%	$19,282,500	92%	$16,176,351	94%
FFELP Loans	858,903	4	939,971	5	888,301	4	970,738	5
Personal Loans	1,165,432	5	265,113	1	900,152	4	112,644	1
Total portfolio	$22,415,367	100%	$18,523,266	100%	$21,070,953	100%	$17,259,733	100%

Loan Activity

	Quarter Ended December 31, 2018
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Beginning balance	$20,030,806	$868,138	$1,079,959	$21,978,903
Acquisitions and originations
Fixed rate	479,469	—	184,752	664,221
Variable rate	258,951	—	—	258,951
Total acquisitions and originations	738,420	—	184,752	923,172
Capitalized interest and deferred origination cost premium amortization	302,969	7,767	(55)	310,681
Sales	—	—	—	—
Loan consolidations to third-parties	(317,515)	(6,264)	—	(323,779)
Repayments and other	(459,837)	(21,752)	(136,469)	(618,058)
Ending balance	$20,294,843	$847,889	$1,128,187	$22,270,919

	Quarter Ended December 31, 2017
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Beginning balance	$16,959,241	$950,524	$130,700	$18,040,465
Acquisitions and originations
Fixed rate	282,491	—	290,387	572,878
Variable rate	356,143	—	—	356,143
Total acquisitions and originations	638,634	—	290,387	929,021
Capitalized interest and deferred origination cost premium amortization	240,593	6,141	—	246,734
Sales	(1,495)	—	—	(1,495)
Loan consolidations to third-parties	(209,273)	(6,692)	—	(215,965)
Repayments and other	(382,870)	(20,814)	(27,435)	(431,119)
Ending balance	$17,244,830	$929,159	$393,652	$18,567,641

	Year Ended December 31, 2018
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Beginning balance	$17,244,830	$929,159	$393,652	$18,567,641
Acquisitions and originations
Fixed rate	3,082,544	—	1,157,875	4,240,419
Variable rate	2,252,948	—	—	2,252,948
Total acquisitions and originations	5,335,492	—	1,157,875	6,493,367
Capitalized interest and deferred origination cost premium amortization	597,997	31,093	(71)	629,019
Sales	(42,772)	—	—	(42,772)
Loan consolidations to third-parties	(991,044)	(30,076)	—	(1,021,120)
Repayments and other	(1,849,660)	(82,287)	(423,269)	(2,355,216)
Ending balance	$20,294,843	$847,889	$1,128,187	$22,270,919

	Year Ended December 31, 2017
(Dollars in thousands)	Private Education Loans	FFELP Loans	Personal Loans	Total Portfolio
Beginning balance	$14,113,409	$1,011,678	$12,835	$15,137,922
Acquisitions and originations
Fixed rate	1,524,893	—	424,889	1,949,782
Variable rate	3,293,950	—	—	3,293,950
Total acquisitions and originations	4,818,843	—	424,889	5,243,732
Capitalized interest and deferred origination cost premium amortization	462,030	31,396	—	493,426
Sales	(6,992)	—	—	(6,992)
Loan consolidations to third-parties	(630,877)	(36,856)	—	(667,733)
Repayments and other	(1,511,583)	(77,059)	(44,072)	(1,632,714)
Ending balance	$17,244,830	$929,159	$393,652	$18,567,641

Private Education Loan Originations
The following table summarizes our Private Education Loan originations. Originations represent loans that were funded or acquired during the period presented.

	Quarters Ended December 31,				Years Ended December 31,
(Dollars in thousands)	2018	%	2017	%	2018	%	2017	%
Smart Option - interest only(1)	$155,471	21%	$133,479	21%	$1,164,229	22%	$1,071,470	22%
Smart Option - fixed pay(1)	195,438	27	155,754	25	1,410,124	27	1,222,799	26
Smart Option - deferred(1)	258,087	35	238,152	37	2,017,927	38	1,889,682	39
Smart Option - principal and interest	1,618	—	1,210	—	8,450	—	6,831	—
Graduate Loan	107,903	15	93,802	15	609,742	11	536,125	11
Parent Loan	14,960	2	11,507	2	104,771	2	73,253	2
Total Private Education Loan originations	$733,477	100%	$633,904	100%	$5,315,243	100%	$4,800,160	100%

Percentage of loans with a cosigner	85.2%		85.0%		87.2%		88.0%
Average FICO at approval(2)	746		746		746		747
_______

(1)	Interest only, fixed pay and deferred describe the payment option while in school or in grace period.

(2)	Represents the higher credit score of the cosigner or the borrower.

Deposits
Interest bearing deposits are summarized as follows:

	December 31,
	2018		2017
(Dollars in thousands)	Amount	Year-End Weighted Average Stated Rate(1)	Amount	Year-End Weighted Average Stated Rate(1)

Money market	$8,687,766	2.46%	$7,731,966	1.80%
Savings	702,342	2.00%	738,243	1.10%
Certificates of deposit	9,551,974	2.74%	7,034,121	1.93%
Deposits - interest bearing	$18,942,082		$15,504,330
_____
(1) Includes the effect of interest rate swaps in effective hedge relationships.

Regulatory Capital

(Dollars in thousands)	Actual		“Well Capitalized” Regulatory Requirements
	Amount	Ratio	Amount		Ratio
As of December 31, 2018:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,896,091	12.1%	$1,558,174	>	6.5%
Tier 1 Capital (to Risk-Weighted Assets)	$2,896,091	12.1%	$1,917,752	>	8.0%
Total Capital (to Risk-Weighted Assets)	$3,196,279	13.3%	$2,397,190	>	10.0%
Tier 1 Capital (to Average Assets)	$2,896,091	11.1%	$1,299,032	>	5.0%

As of December 31, 2017:
Common Equity Tier 1 Capital (to Risk-Weighted Assets)	$2,350,081	11.9%	$1,288,435	>	6.5%
Tier 1 Capital (to Risk-Weighted Assets)	$2,350,081	11.9%	$1,585,767	>	8.0%
Total Capital (to Risk-Weighted Assets)	$2,597,926	13.1%	$1,982,208	>	10.0%
Tier 1 Capital (to Average Assets)	$2,350,081	11.0%	$1,067,739	>	5.0%

Appendix A
Reconciliation of the Effect of Tax-Related Items on Certain Lines Items in the GAAP Consolidated Statements of Income
The Tax Act lowered the federal statutory corporate income tax rate from 35 percent to 21 percent, beginning in 2018. Because the Tax Act was enacted during the fourth-quarter 2017, the company was required in late 2017 to reflect the application of the lower tax rate in future years to its deferred tax assets, liabilities and indemnification receivables. Therefore, at Dec. 31, 2017, the company recorded a provisional estimate that resulted in a $15 million net increase in tax expense and reduced other income by $24 million to reflect the effect of the lower tax rate.
Unrelated to the Tax Act, the company also reduced other income in the fourth-quarter 2017, the full-year 2017, the fourth-quarter 2018 and the full-year 2018 to reflect the reduction in its tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of its indemnified uncertain tax positions. When reflecting these reductions, income taxes payable and income tax expense were reduced by corresponding amounts for the relevant periods.
The tables below reflect the adjustments to certain line items in the GAAP Consolidated Statements of Income related to these tax-related items.

	Quarter Ended				Quarter Ended
	December 31, 2018				December 31, 2017
(Dollars in thousands, except per share amounts)	As Reported	Tax-Related Items		Adjusted (Non-GAAP)	As Reported	Tax-Related Items		Adjusted (Non-GAAP)

Non-interest income (loss):
Gains (losses) on derivatives and hedging activities, net	$6,238	$—		$6,238	$(940)	$—		$(940)
Other income (loss)	6,446	6,850	(1)	13,296	(21,066)	32,126	(3)	11,060
Total non-interest income (loss)	$12,684	$6,850		$19,534	$(22,006)	$32,126		$10,120

Income before income tax expense	$191,961	$6,850		$198,811	$113,193	$32,126		$145,319
Income tax expense	$44,449	$6,850	(2)	$51,299	$66,190	$(6,441)	(4)	$59,749
Net income	$147,512	$—		$147,512	$47,003	$38,567		$85,570
Net income attributable to SLM Corporation common stock	$143,313	$—		$143,313	$43,866	$38,567		$82,433

Basic earnings per common share attributable to SLM Corporation	$0.33	$—		$0.33	$0.10	$0.09		$0.19
Diluted earnings per common share attributable to SLM Corporation	$0.33	$—		$0.33	$0.10	$0.09		$0.19
_____
(1) Represents the reduction in the tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

(2) Represents the net reduction to income tax expense because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

(3) Represents the $24 million reduction in a tax-related indemnification receivable due to the lower federal corporate income tax rate set forth in the Tax Act and an $8 million reduction in the tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

(4) Represents the net reduction in deferred tax assets and liabilities of $15 million due to the lower federal corporate income tax rate set forth in the Tax Act, and an $8 million reduction in the tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

	Year Ended				Year Ended
	December 31, 2018				December 31, 2017
(Dollars in thousands, except per share amounts)	As Reported	Tax-Related Items		Adjusted (Non-GAAP)	As Reported	Tax-Related Items		Adjusted (Non-GAAP)

Non-interest income (loss):
Gains on sales of loans, net	$2,060	$—		$2,060	$—	$—		$—
Losses on sales of securities, net	(1,549)	—		(1,549)	—	—		—
Gains (losses) on derivatives and hedging activities, net	(87)	—		(87)	(8,266)	—		(8,266)
Other income (loss)	(52,319)	93,857	(1)	41,538	5,364	34,749	(3)	40,113
Total non-interest income (loss)	$(51,895)	$93,857		$41,962	$(2,902)	$34,749		$31,847

Income before income tax expense	$559,329	$93,857		$653,186	$491,465	$34,749		$526,214
Income tax expense	$71,853	$93,857	(2)	$165,710	$202,531	$(3,818)	(4)	$198,713
Net income	$487,476	$—		$487,476	$288,934	$38,567		$327,501
Net income attributable to SLM Corporation common stock	$471,836	$—		$471,836	$273,220	$38,567		$311,787

Basic earnings per common share attributable to SLM Corporation	$1.08	$—		$1.08	$0.63	$0.09		$0.72
Diluted earnings per common share attributable to SLM Corporation	$1.07	$—		$1.07	$0.62	$0.09		$0.71
_____
(1) Represents the reduction in the tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

(2) Represents the net reduction to income tax expense because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

(3) Represents the $24 million reduction in a tax-related indemnification receivable due to the lower federal corporate income tax rate set forth in the Tax Act and an $11 million reduction in the tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.

(4) Represents the net reduction in deferred tax assets and liabilities of $15 million due to the lower federal corporate income tax rate set forth in the Tax Act, and an $11 million reduction in the tax indemnification receivable because of the expiration of certain statutes of limitations related to a portion of indemnified uncertain tax positions.